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                          Rule 424(b)(2)
                          File Numbers: 333-2297 and 33-54049

Pricing Supplement Number:   129                   Dated:  October 30, 1996


(To Prospectus dated May 14, 1996 and Prospectus Supplement dated
June 14, 1996).

                                $1,550,000,000
                            CORESTATES CAPITAL CORP
                  Senior Medium-Term Floating Rate Notes Due
                    Nine Months or More From Date of Issue
        Unconditionally Guaranteed as to Payment of Principal, Premium,
                            if any, and Interest by
                           CORESTATES FINANCIAL CORP

Cusip:                                        21869EFL4

Principal Amount:                             15,000,000.00

Settlement Date:                              11/01/96

Base Rate:                                    Libor (Telerate pg. 3750)

Index Maturity:                               1 month Libor

Initial Interest Rate:                        5.425% (5.375% Telerate pg. 3750,
                                              10/30/96)

Spread or Spread Multiplier, if applicable:   Plus 5 BPS

Interest Rate Reset Dates:                    Third Wednesday of each month

Interest Payment Dates:                       Third Wednesday of each month

First Coupon:                                 11/20/96

Day Count:                                    Actual/360

Stated Maturity Date:                         12/1/99

Maximum Interest Rate, if any:

Minimum Interest Rate, if any:

Alternate Rate Event Spread, if any:

Initial Redemption Date, if any:

Initial Redemption Percentage, if any:

Annual Redemption Percentage Reduction, if any:

Optional Repayment Dates, if any: